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                                                                    Exhibit 10.7

             STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE - NET
                     AIR COMMERCIAL REAL ESTATE ASSOCIATION

1. Basic Provisions ("Basic Provisions").

     1.1 Parties: This Lease ("Lease"), dated for referents purposes only April 21, 2005 is made by and between Patco Properties, L.P., a California limited partnership ("Lessor") and (Wink, Inc., a Utah corporation ("Lessee"), (collectively the "Parties", or Individually a "Party"):

     1.2(a) Premises: That certain portion of the Project (as defined below), including all improvements herein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of 12536 Beatrice Street: located in the City of Los Angeles, County of Los Angeles, State of California, with zip code 90066, as outlined on Exhibit A attached hereto ("Premises") and generally described as (describe briefly the nature of the Premises): An approximately B,500 square foot portion of a concrete tilt-up. office and warehouse building of approximately 37,000 sq. ft.

In addition to Lessee's rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (as defined In Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, exterior walls or utility raceways of the building containing the Premises ("Building") or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and Improvements thereon, are herein collectively referred to as the "Project." (See also Paragraph 2)

     1.2(b) Parking: and 13 (per Exhibit "B") reserved vehicle parking spaces ("Reserved Parking Spaces"). (See also Paragraph 2.6)

     1.3 Term: Three (3) years and -0- months ("Original Term") commencing May 1, 2005("Commencement Date") and ending April 30, 2008 ("Expiration Date"). (See also Paragraph 3)

     1.4 Early Possession: Lease Execution ("Early Possession Date") (See also Paragraphs 3,2 and 3.3)

     1.5 Base Rent: $10,200.00 per month ("Base Rent"), payable on the first
(1st) day of each month commencing May 1, 2005 (see also Paragraph 4) [X] If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

     1.6 Lessee's Share of Common Area Operating Expenses: twenty-three percent (23%) ("Lessee's Share").

     1.7 Base Rent and Other Monies Paid Upon Execution:

     (a) Base Rent: $10,200.00 for the period May 1-31, 2005

     (b) Common Area Operating Expenses: $1,148.25 for the period May 1-31, 2005

     (c) Security Deposit: $21,642.36 ("Security Deposit"). (See also Paragraph
6)

     (d) Other: $_______ for _______________

     (e) Total Due Upon Execution of this Lease: $32, 990.61


     1.8 Agreed Use: General office and other legally permitted uses that will not damage the Premises, nor impact negatively other tenants in the Building (See also Paragraph 6)

     1.9 Insuring Party. Lessor is the "Insuring Party". (See also Paragraph 8)

     1.10 Real Estate Brokers: (See also Paragraph 15)

     (a) Representation: The following real estate brokers (the "Brokers") and brokerage relationships exist in this transaction (check applicable boxes):

[X] Commercial Property Group, Inc. represents Lessor exclusively ("Lessors Broker");

[X] NAI Capital Commercial represents Lessee exclusively ("Lessee's Broker"); or
[ ] represents both Lessor and Lessee ("Dual Agency").

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     (b) Payment to Brokers: Upon execution and delivery of this Lease by both
Parties, Lessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement

     1.11 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by Nolan Bushnell ("Guarantor"). (See also Paragraph 37)

     1.12 Addenda and Exhibits. Attached hereto Is an Addendum or Addenda consisting of Paragraphs 50 through 71 and Exhibits A through H, all of which constitute a part of this Lease.

2. Premises.

     2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of. the terns, covenants and conditions set forth In this Lease. Unless otherwise provided herein, any statement of size set forth In this Lease, or that may have been used In calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are no subject to revision whether or not the actual size is more or less.

     2.2 Condition. Lessor shall deliver that portion of the Premises contained within the Building ('Unit") to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs ("Start Date"), and, so long as the required service contracts described In Paragraph 7.1(b) below are obtained by Lessee and In effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("HVAC"), loading doors, if any, and all other such elements In the Unit, other than those constructed by Lessee, shall be In good operating condition on said date and that the structural elements of the roof, bearing walls and foundation of the Unit shall be free of material defects. If non-compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fall within the appropriate warranty period, Lessor shall, as Lessor's sole obligation with respect to such matter, except as otherwise provided In this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor's expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements of the Unit. If Lessee does 'not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee's sole cost and expense (except for the repairs to the fire sprinkler systems, roof, foundations, and/or bearing walls - see Paragraph 7).

     2.3 Compliance. Lessor warrants that the Improvements on the Premises and the Common Areas comply with the building codes that were In effect at the time that each such Improvement, or portion thereof, was constructed, and also with all applicable laws, covenants or restrictions of record, regulations, and ordinances In effect on the Start Date ("Applicable Requirements"). Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined In Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee Is responsible for determining whether or not the Applicable Requirements, and especially the zoning, are appropriate for Lessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense, If Lessee does not give Lessor written notice of a non-compliance with the warranty within 6 months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Unit. Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building ("Capital Expenditure"), Lessor and Lessee shall allocate the cost of such work as follows:

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     (a) Subject to Paragraph 2.3(c) below, If such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants In general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months' Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, In writing, within 10 days after receipt of Lessee's termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to 6 months' Bass Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least go days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

     (b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the obligation to pay for the portion of such costs reasonably attributable to the Premises pursuant to the formula set out In Paragraph 7.1(d), provided, however, that if such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, In writing, within 10 days after receipt of Lessor's termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct some, with Interest, from Rent until Lessor's share of such costs have been fully paid. If Lessee is unable to finance Lessor's share, or If the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this lease upon 30 days written notice to Lessor,

     (c) Notwithstanding the above, the provisions concerning Capital Expenditures are Intended to apply only to non-voluntary, unexpected, and new Applicable Requirements, If the Capital Expenditures are Instead triggered by Lessee as a result of an actual or proposed change In use, change in Intensity of use, or modification to the Premises then, and In that event, Lessee shall be fully responsible for the cost thereof, and Lessee shall not have any right to terminate this Lease.

     2.4 Acknowledgements. Lessee acknowledges that (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (Including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee's intended use, (b) Lessee has made such investigation as It deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor's agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. in addition, Lessor acknowledges that: (1) Brokers have made no representations, promises or warranties concerning Lessee's ability to honor the Lease or suitability to occupy the Premises, and (11) it is Lessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants,

     2.5 Lessee as Prior Owner/Occupant. The warranties made by Lessor In Paragraph 2 shall be of no force or effect If immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event. Lessee shall be responsible for any necessary corrective work,

     2.6 Vehicle Parking. Lessee shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces specified In Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called "Permitted Size Vehicles," Lessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9. No vehicles other than Permitted Size Veh1cles may be parked In the Common Area without the prior written permission of Lessor.

     (a) Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked In areas other than those designated by Lessor for such activities.

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     (b) Lessee shall not service or store any vehicles in the Common Areas,

     (c) If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6. then Lessor shall have the right, without notice, In addition to such other rights and remedies that It may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be Immediately payable upon demand by Lessor.

     2.7 Common Areas - Definition, The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Unit that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, Including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways landscaped areas.

     2.8 Common Areas - Lessee's Rights. Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor's designated agent, which consent may be revoked at any time. in the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, In addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

     2.9 Common Areas - Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations ("Rules and Regulations") for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their Invitees. Lessee agrees to abide by and conform to all such Rules and Regulations, and to cause Its employees, suppliers, shippers, customers, contractors and Invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with sold Rules and Regulations by other tenants of the Project.

     2.10 Common Areas - Changes. Lessor shall have the right, in Lessor's sole discretion, from time to time:

     (a) To make changes to the Common Areas, including, without limitation, changes In the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

     (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

     (c) To designate other [and outside the boundaries of the Project to be a part of the Common Areas;

     (d) To add additional buildings and improvements to the Common Areas;

     (e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

     (f) To do and perform such other acts and make such other changes In, to or with respect to the Common Areas and Project as Lessor may, In the exercise of sound business judgment, deem to be appropriate.

3. Term.

     3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified In Paragraph 1.3.

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     3.2 Early Possession. If Lessee totally or partially occupies the Premises prior to the Commencement pate, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including but not limited to the obligations to pay Lessee's Share of Common Area Operating Expenses, Real Property Taxes and Insurance premiums and to maintain the Premises) shall, however, be In effect during such period, Any such early possession shall not affect the Expiration Date.

     3.3 Delay In Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession as agreed, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises. If possession is not delivered within 80 days after the Commencement Date, Lessee may, at Its option, by notice In writing within 10 days after the end of such 60 day period, cancel this Lease, In which event the Parties shall be discharged from all obligations hereunder. If such written notice Is riot received by Lessor within said 10 day period, Lessee's right to cancel shall terminate. Except as otherwise provided, If possession is not tendered to Lessee by the Start Date and Lessee does not terminate this Lease, as aforesaid, any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. if possession of the Premises Is not delivered within 4 months after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

     3.4 Lessee Compliance. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with Its obligation to provide evidence of Insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, Including the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of Insurance. Further, If Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4. Rent.

     4.1 Rent Defined. All monetary obligations of Lessee to Lessor under the terns of this Lease (except for the Security Deposit) are deemed to be rent ("Rent").

     4.2 Common Area Operating Expenses. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee's Share (as specified In Paragraph 9,6) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, In accordance with the following provisions:

     (a) "Common Area Operating Expenses" are defined, for purpose of this Lease, as all costs incurred by Lessor relating to the ownership and operation of the Project, including, but not limited to, the following: (i) The operation, repair and maintenance, in neat, clean, good order and condition of the following:

     (aa) The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, and roof drainage systems.

     (bb) Exterior signs and any tenant directories,

     (cc) Any fire detection and/or sprinkler systems.

     (ii) The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered.

     (iii) Trash disposal, pest control services, property management, security services, and the costs of any environmental Inspections,

     (iv) Reserves set aside for maintenance and repair of Common Areas.

     (v) Real Property Taxes (as defined In Paragraph 10).

     (vi) The cost of the premiums for the Insurance maintained by Lessor pursuant to Paragraph 8.

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     (vii) Any deductible portion of an insured loss concerning the Building or the Common Areas.

     (viii) The cost of any Capital Expenditure to the Building or the Project not covered under the provisions of Paragraph 2.3 provided; however, that Lessor shall allocate the cost of any such Capital Expenditure over a 12 year period and Lessee shall not be required to pay more than Lessee's Share of 11144th of the cost of such Capital Expenditure in any given month.

     (ix) Any other services to be provided by Lessor that are stated elsewhere In this Lease to be a Common Area Operating Expense.

     (b) Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Unit, the Building or to any other building In the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Unit, Building, or other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings In the Project.

     (c) The Inclusion of the Improvements, facilities and services set forth In Subparagraph 4:2(a) shall not be deemed to impose an obligation upon Lessor to either have said Improvements or facilities or to provide those services unless the Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere In this Lease to provide the same or some of them.

     (d) Lessee's Share of Common Area Operating Expenses shall be payable by Lessee within 10 days after a reasonably detailed statement of actual expenses is presented to Lessee. At Lessor's option, however, an amount may be estimated by Lessor from time to time of Lessee's Share of annual Common Area Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each 12 month period of the Lease term, on the same day as the Base Rent is due hereunder. Lessor shall deliver to Lessee within 60 days after the expiration of each calendar year a reasonably detailed statement showing Lessee's Share of the actual Common Area Operating Expenses Incurred during the preceding year. If Lessee's payments under this Paragraph 4.2(d) during the preceding year exceed Lessee's Share as indicated on such statement, Lessor shall credit the amount of such over-payment against Lessee's Share of Common Area Operating Expenses next becoming due. If Lessee's payments under this Paragraph 4.2(d) during the preceding year were less than Lessee's Share as Indicated on such statement, Lessee shall pay to Lessor the amount of the deficiency within 10 days after delivery by Lessor to Lessee of the statement.

     4.3 Payment. Lessee shall cause payment of Rent to be received by Lessor In lawful money of the United States, without offset or deduction (except as specifically permitted In this Lease), on or before the day on which It Is due. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate In writing, Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating. in the event that any check, draft, or other Instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $26 In addition to any late charges which may be due.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee's faithful performance of its obligations under this Lease. If Lessee falls to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or Incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor's reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. if a change In control of Lessee occurs during this Lease and following

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such change the financial condition of Lessee Is, in Lessor's reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change In financial condition, Lessor shall not be required to keep the Security Deposit separate from Its general accounts. Within 14 days after the expiration or termination of this Lease, if Lessor elect to apply the Security Deposit only to unpaid Rent, and otherwise within 30 days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be hold In trust, to bear Interest or to be prepayment for any monies to be paid by Lessee under this Lease.

6. Use.

     6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which 1s reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties, Lessor shall not unreasonably withhold or delay Its consent to any written request for a modification of the Agreed Use, so long as the same will not Impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, and/or Is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall Include an explanation of Lessor's objections to the change In the Agreed Use.

     6.2 Hazardous Substances.

     (a) Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or
(iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof, Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee's expense) with all Applicable Requirements. "Reportable Use" shall mean (i) the Installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or
(iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use Is In compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect Itself, the public, the Premises and the environment against damage, contamination, injury and/or liability. Including, but not limited to, the Installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

     (b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located In, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall Immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

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     (c) Lessee Remediation. Lessee shall not cause or permit any Hazardous
Substance to be spilled or released in, on, under, or about the Premises (Including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

     (d) Lessee Indemnification. Lessee shall Indemnify, defend and hold Lessor, Its agents, employees, lenders and ground lessor, If any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or Involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from areas outside of the Project). Lessee's obligations shall Include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of Investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered Into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

     (e) Lessor Indemnification. Lessor and Its successors and assigns shall Indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, Including the cost of remediation, which existed as a result of Hazardous Substances on the Premises prior to the Start Date or which are caused by the gross negligence or willful misconduct of Lessor, Its agents or employees. Lessor's obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

     (f) Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Start Date, unless such remediation measure Is required as a result of Lessee's use (including "Alterations", as defined In paragraph 7.3(a) below) of the Premises, In which event Lessee shall be responsible for such payment. Lessee shall cooperate fully In any such activities at the request of Lessor, Including allowing Lessor and Lessor's agents to have reasonable access to the Premises at reasonable times In order to carry out Lessor's investigative and remedial responsibilities.

     (g) Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee Is legally responsible therefor (In which case Lessee shall make the Investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor's option, either (i) investigate and remediate such Hazardous Substance Condition, If required, as soon as reasonably possible at Lessor's expense, In which event this Lease shall continue in full force and effect, or (11) If the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever Is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor's desire to terminate this Lease as of the date 60 days following the date of such notice, In the event Lessor elects. to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee's commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater, Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue In full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified In Lessor's notice of termination.

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     6.3 Lessee's Compliance with Applicable Requirements. Except as otherwise provided In this Lease, Lessee shall, at Lessee's sole expense, fully, diligently and In a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other Information evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor In writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or Involving the failure of Lessee or the Premises to comply with any Applicable Requirements.

     6.4 Inspection; Compliance. Lessor and Lessor's "Lender" (as defined In Paragraph 30) and consultants shall have the right to enter Into Premises at any time, In the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such Inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a contamination is found to exist or be Imminent, or the Inspection is requested or ordered by a governmental authority. in such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection Is reasonably related to the violation or contamination.

7. Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

     7.1 Lessee's Obligations.

     (a) In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee's Compliance with Applicable Requirements), 7,2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole expense, keep the Premises, Utility Installations (intended for Lessee's exclusive use, no matter where located), and Alterations In good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fixtures, Interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee's obligations shall Include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof In good order, condition and state of repair.

     (b) Service Contracts. Lessee shall, at Lessee's sole expense, procure and maintain contracts, with copies to Lessor, In customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and Improvements, if any, if and when installed on the Premises; (I) HVAC equipment, (i) boiler and pressure vessels, (iii) clarifiers, and (iv) any other equipment, If reasonably required by Lessor. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and If Lessor so elects. Lessee shall reimburse Lessor, upon demand, for the cost thereof.

     (c) Failure to Perform. If Lessee fails to perform Lessee's obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days' prior written notice to Lessee (except In the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf, and put the Premises In good order, condition and repair, and Lessee shall promptly reimburse Lessor for the cost thereof.

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

     (d) Replacement. Subject to Lessee's Indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee's failure to exercise and perform goad maintenance practices, if an item described In Paragraph 7.1(b) cannot be repaired other than at a cost which Is In excess of 50% of the cast of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the tern of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (ie. 1/144th of the cost per month). Lessee shall pay Interest on the unamortized balance at a rate that is commercially reasonable in the judgment of Lessor's accountants. Lessee may, however, prepay its obligation at any time.

     7.2 Lessor's Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4,2 (Common Area Operating Expenses), 6 (Use),
7.1 (Lessee's Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep In good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler system, Common Area fire alarm and/or smoke detection systems, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior waits nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises, Lessee expressly waives the benefit of any statute now or hereafter in effect to the extent It Is Inconsistent with the terms of this Lease.

     7.3 Utility Installations; Trade Fixtures; Alterations.

     (a) Definitions. The term "Utility Installations" refers to all floor and window coverings, air lines, power panels, electrical -distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC equipment, plumbing, and fencing In or on the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the Improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Lessee Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

     (b) Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility installations to the Interior of the Premises (excluding the roof without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 3 month's Base Rent in the aggregate or a sum equal to one month's Base Rent in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written four with detailed plans. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and, (iii) compliance with all conditions of said permits and other Applicable Requirements In a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of one month's Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor.

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

     (c) Indemnification, Lessee shall, pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialman's lien against the Premises or any Interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility, If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at Its sole expense defend and protect Itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. if Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, Indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor's attorneys' fees and costs.

     7.4 Ownership; Removal; Surrender; and Restoration.

     (a) Ownership. Subject to Lessor's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect In writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

     (b) Removal. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

     (c) Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the Improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear' shall not Include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, If this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the Installation, maintenance or removal of Trade fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Project) even If such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8. Insurance; Indemnity.

     8.1 Payment of Premiums. The cost of the premiums for the insurance policies required to be carried by Lessor, pursuant to Paragraphs 8.2(b), 8,3(a) and 8.3(b), shall be a Common Area Operating Expense, Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Start Data or Expiration Date.

     8.2 Liability insurance.

     (a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of Insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such Insurance shall be on an occurrence basis providing single limit coverage In an amount not less than $9,000,000 per occurrence with an annual aggregate of not less than $2,000,000, an "Additional Insured-Managers or Lessors of Premises Endorsement" and contain the "Amendment of the Pollution Exclusion Endorsement for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any Intra-Insured exclusions as between Insured persons or organizations, but

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

shall Include coverage for liability assumed under this Lease as an "Insured contract" for the performance of Lessee's Indemnity obligations under this Lease. The limits of said Insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All Insurance carried by Lessee shall be primary to and not contributory with any similar Insurance carried by Lessor, whose insurance shall be considered excess Insurance only.

     (b) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), In addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional Insured therein.

     6.3 Property Insurance - Building, Improvements and Rental Value.

     (a) Building and Improvements. Lessor shall obtain and keep in force a policy or policies of Insurance in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender Insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available Insurable value thereof, Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee's personal property shall be Insured by Lessee under Paragraph 8.4. If the coverage Is available and commercially appropriate, such policy or policies shall Insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any, coinsurance clause, waiver of subrogation, and inflation guard protection causing an Increase in the annual property Insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located, if such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence.

     (b) Rental Value. Lessor shall also obtain and keep in force a policy or policies in the name of Lessor with toss payable to Lessor and any Lender, Insuring the loss of the full Dent for one year with an extended period of Indemnity for an additional 180 days ("Rental Value Insurance"). Said Insurance shall contain an agreed valuation provision In lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period.

     (c) Adjacent Promises. Lessee shall pay for any increase In the premiums for the property Insurance of the Building and for the Common Areas or other buildings In the Project If said increase Is caused by Lessee's acts, emissions, use or occupancy of the Premises.

     (d) Lessee's Improvements. Since Lessor is the insuring Party, Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this lease.

     8.4 Lessee's Property; Business Interruption Insurance.

     (a) Property Damage. Lessee shall obtain and maintain Insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such Insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such Insurance is in force.

     (b) Business interruption, Lessee shall obtain and maintain loss of Income and extra expense Insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly Insured against by prudent lessees In the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

     (c) No Representation of Adequate Coverage, Lessor makes no representation that the limits or forms of coverage of Insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

     8.5 Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business In the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, as set forth In the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required Insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 30 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Parry shall fall to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

     8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages' against the other, for loss of or damage to Its property arising out of or incident to the perils required to be Insured against herein. The effect of such releases and waivers Is not limited by the amount of Insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage Insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long a5 the Insurance Is not invalidated thereby.

     8.7 Indemnity. Except for Lessor's gross negligence or willful misconduct, Lessee, shall Indemnify, protect, defend and hold harmless the Premises, Lessor and Its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, (lens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or In connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee In such defense, Lessor need not have first paid any such claim In order to be defended or Indemnified.

     8.8 Exemption of Lessor from Liability. Lessor shall Not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person In or about the. Premises, whether such damage or Injury is caused by or results from tire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places. Lessor shall not be liable for any damages arising from any, act or neglect of any other tenant of Lessor nor from the failure of Lessor to enforce the provisions of any other lease In the Project. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for Injury to Lessee's business or for any loss of income or profit therefrom.

     9. Damage or Destruction.

     (a) "Premises Partial Damage" shall mean damage or destruction to the Improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired In 3 months or less from the date of the damage or destruction, and the cost thereof does not exceed a sum equal to 6 month's Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage Is Partial or Total.

     (b) "Promises Total Destruction" shall mean damage or destruction to the Improvements on the Premises, other than Lessee Owned Alterations and Utility installations and Trade Fixtures, which cannot reasonably be repaired in 3 months or less from the date of the damage or destruction and/or the cast thereof exceeds a sum equal to 6 month's Base Rent, Lessor shall notify Lessee In writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

     (c) "Insured Loss" shall mean damage or destruction to Improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the Insurance described in Paragraph 8,3(a), Irrespective of any deductible amounts or coverage limits involved.

     (d) "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing Immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

     (e) "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined In Paragraph 6.2(a), In, on, or under the Premises.

     9.2 Partial Damage - Insured Loss. If a Premises Partial Damage that Is an insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility installations) as soon as reasonably possible and this Lease shall continue In full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which Is $5,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, If the required insurance was not in farce or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage In proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the Improvements, full replacement cost Insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage In Insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall "remain In full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (1) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, In which case this Lease shall remain in full force and effect, or
(i1) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some Insurance coverage, but the net proceeds of any such Insurance shall be made available for the repairs if made by either Party.

     9.3 Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (In which event Lessee shall make the repairs at Lessee's expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessors expense, in which event this Lease shall continue in full farce and effect, or (ii) terminate this Lease by giving written notice to Lease within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice, In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor, Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue In full force and effect; and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

     9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor's damages from Lessee, except as provided In Paragraph 8,6.

     9.5 Damage Near End of Term. If at any time during the last 6 months of this Lease there Is damage for which the cost to repair exceeds one month's Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof needed to make the repairs on or before the earlier of (i) the date which Is 10 days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage In insurance proceeds, Lessor shall, at Lessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue In full force and effect, if Lessee falls to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified In the termination notice and Lessee's option shall be extinguished.

     9.6 Abatement of Rent; Lessee's Remedies.

     (a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee Is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated In proportion to the degree to which Lessee's use of the Premises Is impaired, but not to exceed the proceeds received from the Rental Value Insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

     (b) Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, In a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any lime prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 34 days, this Lease shall continue In full force and affect. "Commence" shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

     9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 8.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or Is not then required to be, used by Lessor.

     9.8 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of e Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10. Real Property Taxes.

     10.1 Definition. As used herein, the term "Real Property Taxes" shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); Improvement bond; and/or license fee Imposed upon or levied against any legal or equitable Interest of Lessor in the Project, Lessor's right to other income therefrom, and/or Lessor's business of leasing, by any authority having the direct or Indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Project Is located. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any Increase therein, Imposed by reason of events occurring during the term of this Lease, Including but not limited to, a change in the ownership of the Project or any portion thereof or a change in the Improvements thereon. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

     10.2 Payment of Taxes. Lessor shall pay the Real Property Taxes applicable to the Project, and except as otherwise provided in Paragraph 10.3, any such amounts shall be Included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

     10.3 Additional Improvements. Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirely of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee's request.

     10.4 Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and Improvements Included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other Information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

     10.5 Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained In the Premises. When possible, Lessee shall cause Its Lessee Owned Alterations and Utility installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real properly of Lessor. If any of Lessee's said property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11. Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. Notwithstanding the provisions of Paragraph 4,2, If at any time In Lessons sole judgment, Lessor determines that Lessee is using a disproportionate amount of water, electricity or other commonly metered utilities, or that Lessee is generating such a large volume of trash as to require an Increase In the size of the dumpster and/or an Increase In the number of times per month that the dumpster is emptied, then Lessor may Increase Lessee's Base Rent by an amount equal to such Increased costs.

12. Assignment and Subletting.

     12.1 Lessor's Consent Required.

     (a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, "assign or assignment") or sublet all or any part of Lessee's Interest in this Lease or in the Premises without Lessor's prior written consent.

     (b) A change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 28% or more of the voting control of Lessee shall constitute a change in control for this purpose.

     (c) The involvement of Lessee or its assets In any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leverage8 buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as It was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or Is greater, shall be considered an assignment of this Lease, to which Lessor may withhold Its consent. "Net Worth of Lessee" shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

     (d) An assignment or subletting without consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (I) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.

     (e) Lessee's remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

     12.2 Terms and Conditions Applicable to Assignment and Subletting.

     (a) Regardless of Lessor's consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

     (b) Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.

     (c) Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

     (d) in the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

     (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $1,000 or 10% of the current monthly Base Rent applicable to the portion of the Premises which Is the subject of the proposed assignment or sublease, whichever is greater, as consideration for Lessor's considering and processing said request. Lessee agrees to provide Lessor with such other or additional Information and/or documentation as may be reasonably requested.

     (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering Into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment. or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

     (g) Lessor's consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor In writing. (See Paragraph 39.2)

     12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly Incorporated therein:

     (a) Lessee hereby assigns and transfers to Lessor all of Lessee's Interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply some toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur In the performance of Lessee's obligations, Lessee may collect said Rent, Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee, Lessee hereby Irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to Inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

     (b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, In which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

     (c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

     (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

     (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, If any, specified In such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13. Default; Breach; Remedies.

     13.1 Default; Breach. A "Default" is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A "Breach" is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

     (a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described In Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

     (b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee(,) hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of Insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee.

     (c) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 41 (easements), or (viii) any other documentation or Information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

     (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof, other than those described in subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of 30 days after written notice; provided, however, that If the nature of Lessee's Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

     (e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a "debtor" as defined in 11 U.S.C. ss.101 or any successor statute thereto (unless, In the case of a petition flied against Lessee, the same Is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession Is not restored to Lessee within 30 days; or (iv) the attachment, execution or other Judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure Is not discharged within 30 days; provided, however, In the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

     (f) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

     (g) If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor's refusal to honor the guaranty, or (v) a Guarantor's breach of its guaranty obligation on an anticipatory basis, and Lessee's failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

     13.2 Remedies. If Lessee falls to perform any of Its affirmative duties or obligations, within 10 days after written notice (or In case of an emergency, without-notice), Lessor may, at Its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals, The costs and expenses of any such performance by Lessor shall be due and payable by Lessee upon receipt of invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which It Is drawn, Lessor, at Its option, may require all future payments to be made by Lessee to be by cashier's check. in the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor In the exercise of any right or remedy which Lessor may have by reason of such Breach;

     (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been. earned at the lime of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessor's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, Including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to In provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover In such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. if a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the -remedies provided for In this Lease and/or by said statute.

     (b) Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relate, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession.

     (c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any Indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

     13.3 Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, Inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "inducement Provisions", shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease, Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, Inducement or consideration theretofore abated, given or paid by Lessor under such an inducement Provision shall be Immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which Initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

     13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent wilt cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, If any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to 10% of each such overdue amount or $100, whichever Is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive Installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

     13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base
Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after It was due as to non-scheduled payments. The interest ("Interest") charged shall be equal to the prime rate reported In the Wall Street Journal as published closest prior to the date when due plus 4%, but shall not exceed the maximum rate allowed by law. Interest Is payable in addition to the potential late charge provided for In Paragraph 13.4.

     13.5 Breach by Lessor.

     (a) Notice of Breach. Lessor shall not be deemed In breach of this Lease unless Lessor falls within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall In no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than '30 days are reasonably required for its performance, then Lessor shall not be in breach If performance 1s commenced within such 30 day period and thereafter diligently pursued to completion.

     (b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue It to completion, then Lessee may elect to cure said breach at Lessee's expense and offset from Rent an amount equal to the greater of one month's Base Rent or the Security Deposit, and to pay an excess of such expense under protest, reserving Lessee's right to reimbursement from Lessor. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "Condemnation"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Unit, or more than 25% of Lessee's Reserved Parking Spaces, Is taken by Condemnation, Lessee may, at Lessee's option, to be exercised In writing within 10 days after Lessor shall have given Lessee written notice of such taking (or In the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession, If Lessee does not terminate this Lease In accordance with the foregoing, this Lease shall remain In full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced In proportion to the reduction In utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease Is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Promises caused by such Condemnation.

15. Brokerage Fees.

     15.1 Additional Commission. In addition to the payments owed pursuant to Paragraph 1.10 above, and unless Lessor and the Brokers otherwise agree In writing, Lessor agrees that: (a) If Lessee exercises any Option, (b) if Lessee acquires from Lessor any rights to the Premises or other premises owned by Lessor and located within the Project, (c) if Lessee remains In possession of the. Premises, with the consent of Lessor, after the expiration of this Lease, or (d) If Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Lessor shall pay Brokers a fee in accordance with the schedule of the Broilers in effect at the time of the execution of this Lease.

     15.2 Assumption of Obligations. Any buyer or transferee of Lessor's interest in this Lease shall be deemed to have assumed Lessor's obligation hereunder. Brokers shall be third party beneficiaries of the provisions of Paragraphs 1.10, 15, 22 and 31. If Lessor fails to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lease when due, then such amounts shall accrue interest. In addition, If Lessor fails to pay any amounts to Lessee's Broker when due, Lessee's Broker may send written notice to Lessor and Lessee of such failure and If Lessor fails to pay such amounts within 10 days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent. in addition, Lessee's Broker shall be deemed to be a third party beneficiary of any commission agreement entered Into by and/or between Lessor and Lessor's Broker for the limited purpose of collecting any brokerage fee owed.

     15.3 Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, If any) In connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith. Lessee and Lessor do each hereby agree to Indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar parry by reason of any dealings or actions of the Indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

16. Estoppel Certificates.

     (a) Each Party (as "Responding Party") shall within 10 days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement In writing in form similar to the then most current "Estoppel Certificate" form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

     (b) If the Responding Parry shall fall to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease Is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults In the Requesting Party's performance, and (iii) if Lessor is the Requesting Party, not more than one month's rent has been paid in advance. Prospective purchasers and encumbrances may rely upon the Requesting Party's Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

     (c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, Including but not limited to Lessee's financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser In confidence and shall be used only, for the purposes herein set forth.

17. Definition of Lessor. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's Interest In the prior lease. In the event of a transfer of Lessor's title or interest In the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided In Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants In this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. Notwithstanding the above, and subject to the provisions of Paragraph 20 below, the original Lessor under this Lease, and all subsequent holders of the Lessor's Interest In this Lease shall remain liable and responsible with regard to the potential duties and liabilities of Lessor pertaining to Hazardous Substances as outlined in Paragraph 6.2 above.

18. Severabillty. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall In no way affect the validity of any other provision hereof.

19 Days. Unless otherwise specifically Indicated to the contrary, the word "days" as used in this Lease shall mean and refer to calendar days.

20. Limitation on Liability. Subject to the provisions of -Paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the Individual partners of Lessor or its or their Individual partners, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the Individual partners of Lessor, or its or their Individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. Time of Essence. Time Is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that It has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys' fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

23. Notices.

     23.1 Notice Requirements. All notices required or permitted by this Lease or applicable law shelf be In writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mall or U.S. Postal Service Express Mall, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served In a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

     23.2 Date of Notice, Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or If no delivery date Is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 48 hours after the same Is addressed as required herein and malted with postage prepaid, Notices delivered by United States Express Mall or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimlle transmission or similar means shall be, deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine Is sufficient), provided a copy Is also delivered via delivery or mail. If notice Is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers. No waiver by Lessor of Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lassoes consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee, Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. Disclosures Regarding The Nature of a Real Estate Agency Relationship.

     (a) When entering Into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation It has with the agent or agents In the transaction, Lessor and Lessee acknowledge being advised by the Brokers In this transaction, as follows.

     (i) Lessor's Agent. A Lessor's agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessor's agent or subagent has the following affirmative obligations: To the Lessor. A fiduciary duty of utmost care, Integrity, honesty, and loyalty in dealings with the Lessor. To the Lessee and the Lessor. (a) Diligent exercise of reasonable skills and care In performance of the agent's duties. (b) A duty of honest and fair dealing and good faith. (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential Information obtained from the other Party which does not involve the affirmative duties set forth above.

     (ii) Lessee's Agent. An agent can agree to act as agent for the Lessee only, in these situations, the agent is not the Lessor's agent, even if by agreement the agent may receive compensation for services rendered, either In full or In part from the Lessor. An agent acting only for a Lessee has the following affirmative obligations. To the Lessee: A fiduciary duty of utmost care, Integrity, honesty, and loyalty in dealings with the Lessee. To the Lessee and the Lessor. (a) Diligent exercise of reasonable skills and care In performance of the agent's duties. (b) A duty of honest and fair dealing and good faith, (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property brat are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential Information obtained from the other Party which does not involve the affirmative duties set forth above.

     (iii) Agent Representing Both Lessor and Lessee. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee In a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. in a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: (a) A fiduciary duty of utmost care, Integrity, honesty and loyalty in the dealings with either Lessor or the Lessee. (b) Other duties to the Lessor and the Lessee as stated above In subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent In an amount less than that Indicated in the listing or that the Lessee Is willing to pay a higher rent than that offered. The above duties of the agent In a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

     (b) Brokers have no responsibility with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys' fees), of any Broker with respect to any breach of duty, error or omission relating to this Lease shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

     (c) Buyer and Seller agree to identify to Brokers as "Confidential" any communication or Information given Brokers that is considered by such Party to be confidential.

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be Increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience or the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as If both Parties had prepared it.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State In which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. Subordination; Attornment; Non-Disturbance.

     30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as "Lender") shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

     30.2 Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (I) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter Into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of such new owner, this Lease shall automatically become a new Lease between Lessee and such new owner, upon all of the terms and conditions hereof, for the remainder of the term hereof, and (ii) lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor's obligations hereunder, except that such new owner shall not: (a) he liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month's rent, or (d) be liable for the return of any security deposit paid to any prior lessor.

     30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "Non-Disturbance Agreement") from the Lender which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises, In the event that Lessor Is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee's option, directly contact Lander and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

     30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender In connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. Attorneys' Fees. if any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) In any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded In the same suit or recovered in a separate suit, whether or not such action or proceeding Is pursued to decision or judgment. The term, "Prevailing Party" shall Include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed In accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees -reasonably Incurred. In addition, Lessor shall be entitled to attorneys' fees, costs and expenses incurred In the preparation and service of notices of Default and consultations In connection therewith, whether or not a legal action is subsequently commenced In connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32. Lessor's Access; Showing Premises; Repairs. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary. All such activities shall be without abatement of rent or liability to Lessee. Lessor may at any time place on the Premises any ordinary "For Sale" signs and Lessor may during the last 6 months of the term hereof place on the Premises any ordinary "For Lease" signs. Lessee may at any time place on the Premises any ordinary "For Sublease" sign.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34 Signs. Except for ordinary "For Sublease" signs which may be placed only on the Premises, Lessee shall not place any sign upon the Project without Lessor's prior written consent. All signs must comply with all Applicable Requirements.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessors failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser Interest, shall constitute Lessor's election to have such event constitute the termination of such Interest.

36. Consents. Except as otherwise provided herein, wherever In this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an Invoice and supporting documentation therefor, Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees wish any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37. Guarantor.

     37.1 Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the AIR Commercial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under this Lease.

     37.2 default. It shall constitute a Default of the Lessee If any Guarantor falls or refuses, upon request to provide: (a) evidence of the execution of the guaranty, Including the authority of the party signing on Guarantor's behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of Its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still In effect.

38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39. Options. If Lessee is granted an option, as defined below, then the following provisions shall apply.

     39.1 Definition. "Option" shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

     39.2 Options Personal To Original Lessee, Any Option granted to Lessee in this Lease Is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is In full possession of the Premises and, If requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

     39.3 Multiple Options. in the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

     39.4 Effect of Default on Options.

     (a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) In the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

     (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

     (c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term, (i) Lessee falls to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), (ii) Lessor gives to Lessee 3 or more notices of separate Default during any 12 month period, whether or not the Defaults are cured, or (iii) If Lessee commits a Breach of this Lease.

40. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

41. Reservations. Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and
(iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably Interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights.

42. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money Is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to Institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover(.) such sum or so much thereof as it was not legally required to pay.

43. Authority. If either Party hereto Is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this lease on behalf of such entity represents and warrants that he or she Is duly authorized to execute and deliver this Lease on its behalf. Each party shall, within 30 days after request, deliver to the other parry satisfactory evidence of such authority.

44. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

45. Offer. Preparation of this Lease by either party or their agent and submission of same to the other party shall not be doomed an offer to tease to the other Party. This Lease Is not Intended to be binding until executed and delivered by all Parties hereto.

46. Amendments, This Lease may be modified only In writing, signed by the Parties In Interest at the time of the modification. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

47. Multiple Parties. If more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.

48. Waiver of Jury Trial. The Parties hereby waive their respective rights to trial by jury In any action or proceeding Involving the Property or arising out of this Agreement.

49. Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease [ ] is [ ] is not attached to this Lease.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO.

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO. THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SUITABILITY OF THE PREMISES FOR LESSEE'S INTENDED USE.

WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED,

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Execute at Los Angeles                  Executed at Los Angeles
On April 29, 2005                       on April __, 2005

By LESSOR:                              By LESSEE:

Patco Properties, L.P.,                 UWink, Inc.,
a California limited partnership        a Utah corporation

By: /s/ William D. Feldman              /s/ Lawrence Early
Name: William D. Feldman                Name: Lawrence Early
Title: General Partner                  Title: CFO

By:                                     By:
Name Printed:                           Name Printed:
Title:                                  Title:
Address: 12540 Beatrice #203            Address: 12536 Beatrice Street
Los Angeles, CA 9006                    Los Angeles, CA 90066

Telephone: ( )                          Telephone: ( )
Facsimile: ( )                          Facsimile: ( )
Federal ID No.                          Federal ID No.


BROKER:                                 BROKER:
Commercial Property Group, Inc.         NAI Capital Commercial

Attn: Thomas L. Walsmith                Attn: Rick Gold
Title:                                  Title:
Address: 5995 S. Sepulveda Blvd.        Address: 16001 Ventura Blvd., #200
#204
Culver City, CA 90230                   Encino, CA 91436
Telephone: (310) 390-7722 ext. 102      Telephone: (818) 905-2400
Facsimile: (310) 390-0995               Facsimile: (818-905-2425
Federal ID No.                          Federal ID:

                                   ADDENDUM TO
                         STANDARD INDUSTRIAL/COMMERCIAL
                             MULTI-TENANT LEASE-NET
                       FOR THE PROPERTY COMMONLY KNOWN AS
                  12536 BEATRICE STREET, LOS ANGELES, CA 90066


This Addendum to Standard Industrial/Commercial Multi-Tenant Lease-Gross (the "Addendum") is made and entered into by and between PATCO PROPERTIES, L.P., a California limited partnership ("Lessor") and UWINK, INC., a Utah corporation ("Lessee"), as of the day and year set forth above. To the extent there are any inconsistencies between this Addendum and the terms and provisions of the Lease to which this Addendum is attached, the terms and provisions of this Addendum shall control.

50. WILLIAM D. FELDMAN AS LICENSED REAL ESTATE BROKER. Lessee acknowledges that William D. Feldman, general partner of Lessor, is a California licensed real estate broker. William D. Feldman is a principal in William D. Feldman Associates.

51. BASE RENT ADJUSTMENTS. Commencing on the date of the first (1st) anniversary of the Commencement Date, the Base Rent shall be increased to $10,506.00 and commencing on the date of the second (2nd) anniversary of the Commencement Date, the Base Rent shall be increased to $10,821.18. Notwithstanding anything to the contrary contained in this Lease, Lessee shall not be required to pay an amount equal to Five Thousand One Hundred Dollars ($5,100.00) with respect to the second (2nd) and third (3rd) full months of the Original Term.

52. DAYS. Any reference to days which appear throughout the Lease shall mean calendar days.

53. LIMITATION OF LIABILITY. This Lease is executed by an Agent, Member, Partner, Officer and/or Trustee of the Owner, in his capacity as such Agent, Member, Partner, Officer and/or Trustee. By acceptance of this Lease, Lessee agrees that, for the payment of any claim or the performance of any obligation hereunder, recourse shall be had only in the Project, and to no other assets of the Owner, and no Shareholder, Trustee, Member, Partner, Officer, Employee or Agent shall be personally liable therefore.

54. HOLDING OVER. Notwithstanding anything to the contrary contained in Paragraph 26 of the Lease, and except for the 60-Day Extension as provided below, Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. If Lessee holds over after the expiration of the Lease Term or earlier termination thereof, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to the product of (i) the Rent during the last rental period of the Lease Term under this Lease, and (ii) three hundred percent (300%); provided, however, notwithstanding the month-to-month tenancy, in the event of a holdover, this Lease shall only be terminable by either party upon thirty (30) days prior written notice. Such month-to-month tenancy shall not be subject to proration for partial months occupied (i.e., Lessee shall be obligated to pay for the entire calendar month even if Lessee only occupies the Premises for only a part of such calendar month) but shall be subject to every other term, covenant and agreement contained herein. Nothing contained in this Paragraph 54 shall be construed as consent by Lessor to any holding over by Lessee, and Lessor expressly reserves the right to require Lessee to surrender possession of the Premises to Lessor in the condition and as otherwise provided in this Lease upon the expiration or other termination of this Lease and such holdover tenancy by Lessee shall continue until the Premises are returned by Lessee to the condition required by the Lease. The provisions of this Paragraph 54 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Lessor provided herein or at law. Lessee acknowledges that if Lessee holds over without Lessor's consent, such holding over may compromise or otherwise affect Lessor's ability to enter into new leases with prospective Lessees regarding the Premises. Therefore, if Lessee fails to surrender the Premises upon the termination or expiration of this Lease, in addition to the increased rent above and in addition to any other liabilities to Lessor accruing therefrom, Lessee shall protect, defend, indemnify and hold Lessor harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding lessee founded upon such failure to surrender the Premises in the condition required by this Lease, any amounts required to be paid to any lessee or prospective lessee who was to have occupied the Premises after said termination or expiration, and any losses suffered by Lessor, including lost profits to Lessor, resulting from such failure to surrender.

          ----------------------                  -----------------------
            LESSEE'S INITIALS                        LESSOR'S INITIALS

60-DAY EXTENSION. Lessee shall have one (1) option to extend the term for a period of sixty (60) days upon the same terms and conditions as this Lease, including the then monthly Base Rent rate, notwithstanding anything to the contrary set forth in this Lease. The 60-day option may be exercised by Lessee, if at all, by delivering written notice thereof ("Exercise Notice") to Lessor not less than ninety (90) days prior to the Expiration Date. If Lessee fails to deliver its Exercise Notice to Lessor on or before the date occurring ninety
(90) days prior to the Expiration Date, then Lessee shall be deemed to have elected to not exercise the 60-day option set forth in this Paragraph and the holdover provisions of this Paragraph shall apply on the expiration date.

55. SECURITY DEPOSIT. Notwithstanding anything to the contrary contained in the Lease, Lessee hereby waives the provisions of Paragraph 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in effect, which provide that Lessor may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Lessee or to clean the Premises, it being agreed that Lessor may, in addition, claim those sums reasonably necessary to compensate Lessor for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Lessee or any officer, employee, agent, contractor or invitee of Lessee. Notwithstanding anything to the contrary contained in this Lease, Lessee acknowledges that no portion of the Security Deposit shall be used for the last month's Base Rent but shall be security for Lessee's faithful and timely performance of the terms and provisions of the Lease. If Lessee fails to timely pay the last month's Base Rent on or prior to the first of such month, then Lessee hereby agrees (i) that such failure shall accelerate the expiration date of the Lease by one month, (ii) that Lessee shall be deemed to be holding over under the Lease during what otherwise would have been the last month of the Lease Term and (iii) that Lessee shall be subject to the provisions of Paragraph 54 above commencing during what otherwise would have been the last month of the Lease Term and continuing thereafter.

56. ASSIGNMENT AND SUBLETTING TO AN AFFILIATE. Notwithstanding anything to the contrary contained in this Lease, neither (i) an assignment or subletting of all or a portion of the Premises to (A) an entity which is controlled by, controls or is under common control with Lessee, or (B) a purchaser of all or substantially all of the assets of Lessee, nor (ii) a transfer, by operation of law or otherwise, in connection with the merger, consolidation or other reorganization of Lessee (collectively, such entities, purchasers, and parties shall be referred to herein collectively or individually as an "Affiliate"), shall be subject to the Lessor's consent or the payment of a Transfer Premium (as such term is defined below); provided, however, no sublease or assignment to an Affiliate shall release the lessee named herein or any guarantor from any liability under this Lease. Lessee shall immediately notify Lessor of any such assignment, purchase, transfer, sublease, action or use. For purposes of this Lease, "control" shall mean the possession, direct or indirect, or the power to direct or cause the direction of the management and policies of a person or entity, or majority ownership of any sort, whether through the ownership of voting securities, by contract or otherwise.

57. TRANSFER PREMIUM. If Lessor consents to a sublease or assignment, as a condition thereto which the parties hereby agree is reasonable, Lessee shall pay to Lessor twenty-five percent (25%) of any Transfer Premium received by Lessee from such sublessee or Lessee. "Transfer Premium" shall mean all rent, additional rent and other consideration payable by such sublessee or Lessee in excess of the rent payable by Lessee under this Lease, on a per square foot basis if less than all of the Premises is transferred. "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by transferee to Lessee and any payment in excess of fair market value for services rendered by Lessee or for assets, fixtures, inventory, equipment or furniture transferred by Lessee. Lessee shall provide Lessor with a calculation of the Transfer Premium, together with all applicable back-up reasonably required by Lessor. Notwithstanding the foregoing, Lessee may convey, in connection with the sublease or assignment, but pursuant to a separate legally binding agreement, Lessee's assets, business and trade fixtures, inventory, equipment or furniture or other Lessee's property to the extent paid for by Lessee and the purchase price for such items does not exceed their then fair market value and Lessee shall be entitled to retain such fair market consideration received in connection with such conveyance. Upon request from Lessor, Lessee shall provide Lessor with sufficient access to Lessee's books and records to allow Lessor to audit and verify deductions made by Lessee.

58. RECAPTURE

58.1 Intention to Transfer Notice. Notwithstanding anything to the contrary contained in this Lease, in the event Lessee contemplates an assignment or sublease of all or a portion of the Premises to any person or entity other than an Affiliate ("Transfer"), Lessee shall give Lessor notice (the "Intention to Transfer Notice") of such contemplated Transfer (whether or not the contemplated transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Lessee intends to Transfer (the "Contemplated Transfer Space") and the contemplated date of commencement of the Contemplated Transfer (the "Contemplated Effective Date"), and shall specify that such Intention to Transfer Notice is delivered to Lessor pursuant to this Paragraph in order to allow Lessor to elect to recapture the Contemplated Transfer Space.

58.2 Lessor's Recapture Option. Thereafter (or in the event of any other Transfer or Transfers entered into by Lessee as a subterfuge in order to avoid the terms of this Paragraph), Lessor shall have the option, by giving written notice to Lessee within ten (10) business days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space ("Recapture Date").

58.3 Effect of Recapture. Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the later of (i) the Contemplated Effective Date or (ii) sixty (60) days after Lessor's delivery of the recapture notice and Lessee shall be relieved of its obligations under the terms of this Lease following such recapture; provided, however, in the event that Lessee and the proposed transferee have executed Transfer documents and such Transfer documents are delivered to Lessor concurrently with the Intention to Transfer Notice whereby a proposed transferee has agreed to actually commence all rental payments prior to the date which is sixty (60) days after Lessor's delivery of the recapture notice, the date the proposed transferee agreed to commence all rental payments as specifically set forth in such Transfer documents (without any contingencies of any kind except for the Lessor's consent thereto and the failure of Lessor to exercise its recapture right) shall be the recapture date for purposes of this Lease.

58.4 Partial Recapture. In the event of a recapture by Lessor, if this Lease shall be cancelled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of usable square feet retained by Lessee in proportion to the number of useable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.

58.5 Effect of Lessor's Election Not to Recapture. If Lessor declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Paragraph, and Lessee did not provide particulars of a specific Transfer in its Intention to Transfer Notice, then, subject to the other terms of this Lease, for a period of six (6) months (the "Six Month Period") commencing on the last day of such thirty (30) day period, Lessor shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Six Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Lease. If such a Transfer is not so consummated within the Six Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Six Month Period), Lessee shall again be required to submit a new Intention to Transfer Notice to Lessor with respect to any contemplated Transfer, as provided above herein.

58.6 Lessee Remains Liable. in all such Transfers, Lessee shall remain primarily liable under this Lease for the entire Premises and there shall be no release of any guarantor hereunder.

59. STANDARD FOR CONDUCT AND CONSENT. Notwithstanding anything to the contrary contained in the Lease, regardless of any reference to the words "sole" or "absolute" (but except for matters which will have an adverse effect on the (i) structural integrity of the Building and/or Project, (ii) the Building's and/or Project's plumbing, heating, life safety, ventilating, air conditioning, mechanical or electrical systems ('Building Systems"), or (iii) the exterior appearance of the Building and/or Project (whereupon in each such case Lessor's duty is to act in good faith and in compliance with the Lease), any time the consent of Lessor or Lessee is required, such consent shall not be unreasonably withheld, conditioned or delayed. Whenever the Lease grants Lessor or Lessee the right to take action, exercise discretion, or make allocations or other determinations, Lessor and Lessee shall act reasonably and in good faith.

60. RIGHT OF FIRST OFFER: Lessor hereby grants to Lessee a right of first offer to lease the space in the Building labeled "First Offer Space" on Exhibit "A attached hereto and made a part hereof ("First Offer Space"); provided, however, such right shall not apply during the last six (6) months of the Original Term unless Lessee has previously exercised its right to extend the Lease pursuant to Paragraph 62 below or during the last six (6) months of any extension of this Lease. The First Offer Space is now vacant and is being marketed for lease.

(i) Procedure for Offer. Lessor shall notify Lessee ("First Offer Notice") from time to time when (1) it has received an offer for the First Offer Space and plans to either accept said offer or issue a counter-offer or (2) plans to submit within ten (10) days thereafter a proposal to lease the First Offer Space to a third party. The First Offer Notice shall set forth Lessor's proposed economic terms and conditions applicable to Lessee's lease of such space (collectively, the "Economic Terms") and the proposed term of the Lease of the First Offer Space. The term of the Lease of the First Offer Space set forth in the First Offer Notice shall be a minimum of three (3) years and a maximum of five (5) years. Except as may be provided in the First Offer Notice, the First Offer Space shall be offered to Lessee in its "as-is" condition, without any representations or warranties.

(ii) Procedure for Acceptance. If Lessee wishes to exercise Lessee's right of first offer with respect to the space described in the First Offer Notice, then within two (2) business days after delivery of the First Offer Notice to Lessee, Lessee shall deliver notice to Lessor of Lessee's exercise of its right of first offer with respect to the space described in and on the terms set forth in the First Offer Notice. If Lessee does not exercise its right of first offer within the two (2) business day period, then Lessor shall be free to lease the space described in the First Offer Notice to anyone to whom Lessor desires, on any terms which are not substantially more favorable to said prospective tenant than the Economic Terms set forth in the First Offer Notice and if Lessor enters into such a lease with said prospective tenant, Lessee's right of first offer shall terminate as to the First Offer Space described in the First Offer Notice, except as provided in (iv) below. The term "substantially more favorable" shall mean that the net effective rent offered to the prospective tenant is ninety-five percent (95%) or less of the net effective rent set forth in the First Offer Notice. The term "net effective rent" shall mean the net rental amount to be paid to Lessor, taking into account any tenant improvement expenses or allowances to be incurred by Lessor and any other monetary concessions granted by Lessor. If Lessor desires to enter into a lease with a prospective tenant and the Economic Terms being offered to such tenant are ninety-five percent (95%) or less of the net effective rent which were offered to Lessee, Lessor shall provide Lessee with written notice of the new Economic Terms upon which Lessor proposes to lease the First Offer Space to the prospective tenant ("Revised First Offer Notice") and Lessee shall deliver notice to Lessor of Lessee's exercise of its right of first offer with respect to the entire space described in and on the terms set forth in the Revised First Offer Notice within two (2) business days after delivery of the Revised First Offer Notice to Lessee. If Lessee does not timely exercise its right of first offer within such two (2) business day period, then Lessor shall be free to lease the space described in the Revised First Offer Notice to anyone whom Lessor desires. Notwithstanding anything to the contrary contained herein, Lessee must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Lessor to Lessee at any particular time, and Lessee may not elect to lease only a portion thereof.

(iii) Lease of First Offer Space. If Lessee timely exercises Lessee's right to lease the First Offer Space as set forth herein, Lessor and Lessee shall execute an amendment adding such First Offer Space to this Lease upon the same non-economic terms and conditions as applicable to the initial Premises, and the Economic Terms and conditions (including the term as provided in the First Offer Notice or Revised First Offer Notice, as applicable). Lessee shall commence payment of rent for the First Offer Space and the Lease Term of the First Offer Space shall commence upon the date of delivery of such space to Lessee. In the event the Lessee exercises its right of first offer to lease the First Offer Space, then Lessor and Lessee agrees that the expiration dates of this Lease shall be extended to match the expiration of the Lease on the First Offer Space but Base Rent shall continue to increase by three percent (3%) on each anniversary of the Commencement Date throughout such extended term.

(iv) Application of Right. In the event the Lessee does not exercise its Right of First Offer and the subsequent lease of the First Offer Space expires or is terminated prior to the second (2nd) anniversary of the Commencement Date, Lessee's right of first offer shall again apply following the date such space becomes available, subject to the terms of the first sentence of this Paragraph 60 above.

61. OPTION TO RENEW

(a) Option Right. Lessee shall have one (1) option to extend the Original Term for the entire Premises then under lease by Lessee for a period of three (3) years ("Option Term"). The option contained in this Paragraph 62 may be exercised by Lessee, if at all, by delivering written notice thereof to Lessor, on or before the date occurring six (6) months, but not prior to the date occurring nine (9) months, prior to the expiration of the Original Term. Upon the proper exercise of any such option to extend, the Original Term shall be extended for a period of three (3) years, upon the terms and conditions of this Lease, except that the Base Rent during such Option Term. shall be determined pursuant to Paragraph (b) below. Notwithstanding anything to the contrary contained in Paragraph, in no event shall the Base Rent payable upon commencement of the Option Term be less than the Base Rent payable during the last month of the Original Term prior to the commencement of such Option Term and Base Rent shall be increased on each anniversary of the Commencement Date during such Option Term by three percent (3%).

(b) Option Rent. The rent payable by Lessee upon commencement of the Option Term (the "Option Rent") shall be equal to the "face" or "stated" rental rate (i.e., the Base Rent) (including annual three percent (3%) increases), at which tenants, as of the commencement of the Option Term, are leasing non-sublease, non-encumbered, non-equity, non-expansion and non-renewal space comparable in size, location and quality to the Premises (in the configuration and condition as the Premises are required to be delivered by Lessee to Lessor on the Expiration Date of the Original Term) for a term of three (3) years, which comparable space is located in comparable buildings in the general vicinity of the Building as determined by the arbitrators (the "Comparable Building"). Lessor and Lessee shall attempt to agree upon the Option Rent, using their best good-faith efforts. If Lessor and Lessee fail to reach agreement within thirty
(30) days following Lessee's exercise of the applicable option to extend (the "Outside Agreement Date"), then each party shall make a separate determination of the Option Rent within five (5) days thereafter. Such determinations shall be placed into sealed envelopes together with an explanation of the reasons why such determinations were made and submitted concurrently to the other party within such five-day period. Failure of Lessee or Lessor to make a determination of the Option Rent within the five-day period shall conclusively be deemed to be the non-determining party's approval of the Option Rent submitted within the five-day period by the other party. In the event that both parties make a timely determination and the Lessor's and the Lessee's determinations of the Option Rent, as that term is defined above, are within ten percent (10%) of each other, Lessor's and Lessee's determinations shall be averaged and such resulting amount shall be the Option Rent for the Option Term. In the event Lessor's and Lessee's determinations are not within ten percent (10%) of each other, the parties shall immediately proceed to arbitration in accordance with Paragraphs 62(b)(i) through 62(b)(vi) below.

(i) Lessor and Lessee shall each appoint one arbitrator who shall by profession be a certified real estate appraiser or real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the negotiation of leases for, or appraisal of, commercial industrial/office properties in the general vicinity of the Building as determined by the arbitrators. The determination of the arbitrators shall be limited solely to the issue area of whether Lessor's or Lessee's submitted Option Rent is closer to the actual Option Rent, as determined by the arbitrators, taking into account only the requirements of this Paragraph. Each such arbitrator shall be appointed within thirty (30) days after the applicable Outside Agreement Date.

(ii) The two arbitrators so appointed shall within ten (10) days of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

(iii) The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Lessor's or Lessee's submitted Option Rent and shall notify Lessor and Lessee thereof.

(iv) The decision of the majority of the three arbitrators shall be binding upon Lessor and Lessee.

(v) If either Lessor or Lessee fails to appoint an arbitrator within thirty (30) days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Lessor and Lessee thereof, and such arbitrator's decision shall be binding upon Lessor and Lessee.

(vi) If the two arbitrators fail to agree upon and appoint a third arbitrator within the time period provided in Paragraph 62(b)(ii) above, then the parties shall mutually select the third arbitrator. If Lessor and Lessee are unable to agree upon the third arbitrator within ten (10) day, then either party may, upon at least five (5) days prior written notice to the other party, request the presiding Judge of the Los Angeles County Superior Court, acting in his/her private and non-judicial capacity, to appoint the third arbitrator. Following the appointment of the third arbitrator, the panel of arbitrators shall, within thirty (30) days thereafter, reach a decision as to whether Lessor's or Lessee's submitted Option Rent shall be used and shall notify Lessor and Lessee thereof.

(vii) The cost of the arbitrators and the arbitration proceeding shall be paid by Lessor and Lessee equally. In the event the actual Option Rent is not determined by the commencement of the Option Term, Lessee shall pay the Option Rent submitted by Lessor until such time as the actual Option Rent is determined. If the arbitrators decide that Lessee's submitted Option Rent shall be the Option Rent for the Option Term, Lessee shall receive a credit against Base Rent next due for any overpayments made by Lessee prior to such determination.

62. NOTICES. Notwithstanding anything to the contrary contained in the Lease, any and all notices, approvals or demands required or permitted under this Sublease shall be in writing, shall be served either personally, by United States certified mail, postage prepaid, return receipt requested or by reputable overnight carrier and, shall be deemed to have been given or made on the day on which it was received and shall be addressed to the parties at the addresses set forth below. Any party may, from time to time, by like notice, give notice of any change of address, and in such event, the address of such party shall be deemed to have been changed accordingly. The address for each party is:


If to Lessor:            c/o William D. Feldman Associates
                         12540 Beatrice Ave
                         Los Angeles, CA 90066
                         Attn: William D. Feldman

With a copy to:          Greenwald, Pauly, Foster & Miller, APC
                         1299 Ocean Avenue, Suite 400
                         Santa Monica, California 90401
                         Attn: Richard L. Miller, Esq.

If to Lessee:            UWink, Inc.
                         12536 Beatrice Street, Los Angeles, CA 90066
                         Attn: Mr. Nolan Bushnell

With a copy to:          __________________________________
                         __________________________________
                         __________________________________
                         Attn: ____________________________


63. PARAGRAPH 13.6(b). Notwithstanding anything to the contrary, Paragraph 13.6(b) of the Lease is hereby deleted in its entirety and of no further force or effect.

64. CONDITION OF PREMISES. Notwithstanding anything to the contrary contained in this Lease, including Paragraphs 2.2 and 2.3, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises on an "as-is," "where-is" basis. No representations or warranties of any kind have been made to Subtenant concerning the condition of the Premises, nor, have any promises to alter or improve the Premises been made by Lessor or any party on behalf of Lessor. Attached hereto as Exhibit "D" and incorporated herein by this reference are pictures depicting the condition of the Premises as of the Commencement Date which Lessor and Lessee hereby agree are true and correct.

65. LESSOR ALTERATIONS. In the event Lessor leases the First Offer Space, as described above, to a third party, Lessor may be required to install a fire exit stairway from the second floor through the Premises to the outside of the Building in the location depicted on Exhibit "F." If Lessor is required to install the stairway, the stairway would reduce the general office area of the Premises by approximately 200 square feet. Lessee agrees that Lessor shall have the right to install such stairway and agrees to cooperate with Lessor during the construction of the stairway. Lessor agrees to use commercially reasonable efforts to minimize any inconvenience to the Lessee during such construction. In the event Lessor installs the fire exit stairway, the Base Rent and Lessee's Share shall be reduced accordingly on a per square foot basis.

66. COUNTERPARTS. This Lease may be executed in counterparts with the same effect as if all parties hereto had executed the same documents. Each such counterpart shall be construed together and shall constitute a single lease.

67. LESSEE REPRESENTATION REGARDING EO 13224: Lessee represents and warrants to Lessor that the entities or individuals constituting Lessee or which may own or control Lessee or which may be owned or controlled by Lessee are not, among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists. At any time and from time to time during the Term, Lessee shall deliver to Lessor, within ten
(10) days after receipt of a written request therefore, a written certification or such other evidence reasonably acceptable to Lessor evidencing and confirming Lessee's compliance with this Paragraph 67.

68. CHANCES TO FORM LEASE. Notwithstanding anything to the contrary contained in the Lease, Lessor and Lessee agree to the following:

(i) The words "6 months" in Paragraph 2.2(i) shall be deleted in their entirety and replaced with the following words "30 days".

(ii) The words "To the actual knowledge of Lessor" shall be inserted at the beginning of Paragraph 2.3.

(iii) The words "$1,000,000" in Paragraph 8.2(a) shall be deleted in their entirety and replaced with the words ' 12,000,000".

(iv) The last sentence of Paragraph 8.3(a) is hereby deleted in its entirety. In addition, Lessee agrees the Lessor may, at its sole option, carry earthquake insurance and the cost thereof shall be a Common Area Operating Expense. Earthquake Insurance is currently in place and is ____ as part of the current common _________ operating expenses. Furthermore, any pass thru of increases of the earthquake insurance premium shall no exceed 10% per annum for the lease term or any extension.

(v) The last sentence of Paragraph 9.2 is hereby deleted in its entirety.

(vi) Paragraphs 15.1, 15,2 and 25 are .hereby deleted in their entirety. In addition, everything but the first sentence of, Paragraph 22 is hereby deleted in its entirety

(vii) Paragraph 37.1 is hereby deleted in its entirety and replaced with the following: "Execution. The Guarantors, if any, shall each execute a guaranty in the form of Exhibit "E" attached hereto."

(viii) An estimate of Common Area Operating Expenses is attached hereto as Exhibit "G."

(ix) Lessee shall return the Premises to Lessor at the expiration or earlier termination of the Term in, accordance with the Lease, including without limitation, Exhibit "H" attached hereto.

69. LESSOR RENOVATIONS. Lessee acknowledges that Lessor or other occupants and tenants of the Project may during the Term renovate, improve, alter, or modify (collectively, the "Renovations") the Building, Project and/or Premises, including without limitation, the parking areas, Common .Areas, other spaces which comprise portions of the Building and/or Project, systems and equipment, roof, and structural portions of the Building and/or Project to, among other things, (i) comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security (Lessor represents that it is not currently aware of any such Renovations being required by applicable laws and regulations), and (ii) perform construction and similar activities, and in connection with any Renovations, Lessor or other occupants and tenants of the Project may, among other things, erect scaffolding or other necessary :structures in the Project or the Building, limit or eliminate access to portions of the Building and/or the Project, including portions of the Common Areas, or perform work in the Project or the Building, which work may create noise, dust or leave debris in the Project or the Building. Lessee hereby agrees that Lessor shall have no responsibility or for any reason be liable to Lessee for any direct or indirect injury to or interference with Lessee's business or personal property or improvements arising from the Renovations or for any inconvenience or annoyance occasioned by such Renovations or Lessor's actions in connection with such Renovations and that such. Renovations and Lessor's actions in connection with such Renovations shall in no way constitute a constructive eviction of Lessee nor entitle Lessee to any abatement of Rent; provided, however, that in performing such Renovations, Lessor shall use commercially reasonable efforts to not materially interfere and to cause other occupants and tenants to use commercially reasonable efforts to not materially interfere with. Lessee's use of the Premises for the Agreed Use and fox all such parties to act in a timely manner.

70. PARKING. Notwithstanding anything to the contrary contained in the Lease, Lessor shall have the right from time to time to change the location of Lessee's assigned and/or unassigned parking spaces upon five (5) days prior notice (including to nearby property within 1,000 feet of the Building) and to designate a reasonable amount of spaces for visitor parking. Lessor shall not be responsible for policing parking areas or insuring that Lessee's parking spaces are not used by others. Lessee shall not and shall not allow any of Lessee's personnel, agents, invitees or employees to park their vehicles overnight in the parking areas.

71. EXHIBITS.


           Exhibit A:        Plan of Premises and First Offer Area.
           Exhibit B:        Parking Diagram
           Exhibit C:        AIR Rules and Regulations
           Exhibit D:        Condition of Premises
           Exhibit E:        Guaranty
           Exhibit F:        Location of Fire Stairs
           Exhibit G:        Common Area Operating Expenses Estimate
           Exhibit H:        Standard Specifications for Delivery of Building

are attached to this Lease and by this reference made a part hereof.


LESSOR:                                 LESSEE:

PATCO PROPERTIES, L.P.                  UWINK, INC.
a California limited partnership        a Utah corporation


By: /s/ signature                       /s/ Lawrence Early
Date: 4/29/05                           Date: 4/26/05

                                   Exhibit A

                                Plan of Premises

                       12536 Beatrice Street, Los Angeles

                           [schematic of floor plan]

                                  EXHIBIT "B"

                           UWINK PARKING (13 Stalls)


                          [picture of parking spaces]

                                   EXHIBIT "C"

                            RULES AND REGULATIONS FOR
                              STANDARD OFFICE LEASE

Dated: April , 2005

By and Between Patco Properties, L.P. (Lessor") and UWink, Inc. ("Lessee")

                                 GENERAL RULES

1. Lessee shall not suffer or permit the obstruction or any Common Areas, including driveways, walkways and stairways.

2. Lessor reserves the right to refuse access to any persons Lessor in good faith judges to be a threat to the safety and reputation of the project and Its occupants.

3. Lessee shall not make or permit any noise or odors that annoy or interfere with other lessees or persons having business within the Project.

4. Lessee shall not keep animals or birds within the Project, and shall not bring bicycles, motorcycles or other vehicles Into areas not designated as authorized for same.

5. Lessee shall not make, suffer or permit litter anywhere. on the Project except in appropriate receptacles for that purpose.

7. Lessee shall be responsible for the inappropriate use of any toilet rooms, plumbing or other utilities. No foreign substances of any kind are to be inserted therein.

8. Lessee shall not deface the waits, partitions or other surfaces of the Premises or Project.

9. Lessee shall not suffer or permit anything in or around the Premises or Building that causes excessive vibration or floor loading in any part of the Project.

11. Lessee shall not employ any service or contractor for services or work to be performed in the Building, except as approved by Lessor.

13. Lessee shall return all keys at the termination of its tenancy and shall be responsible for the cost of replacing any keys that are lost.

14. No window coverings, shades or awnings shall be installed or used by Lessee.

15. No Lessee, employee or Invitee shall go upon the roof of the Building, except as reasonably approved by Lessor.

16. Lessee shall not suffer or permit smoking or carrying of righted cigars or cigarettes in areas reasonably designated by Lessor or by applicable governmenlal agencies as non-smoking areas, including without limitation, the Common Areas.

19. The Premises shall not be used for lodging or manufacturing, cooking or food preparation.

20. Lessee shall comply with all safety, fire protection and evacuation regulations established by Lessor or any applicable governmental agency.

21. Lessor reserves the right to waive any one of these rules or regulations, andlor as to any particular Lessee, and any such waiver shall not constitute a waiver of any other rule or regulation or any subsequent application thereof to such Lessee.

22. Lessee assumes all risks from theft or vandalism and agrees to keep its Premises locked as may be required.

23. Lessor reserves the fight to make such other reasonable rules and regulations as it may from time to time deem necessary for the appropriate operation and safely of the Project and its occupants. Lessee agrees to abide by these and such rules and regulations.

                                  PARKING RULES

1. Parking areas shall be used only for parking by vehicles no longer then full size, passenger automobiles herein called "Permitted Size Vehicles." Vehicles other than Permitted Size Vehicles are herein referred to as "Oversized Vehicles."

2. Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

5. Lessor reserves the right to relocate all or a part of parking spaces and/or to reasonably adjacent offsite location(s), and to reasonably allocate them between compact and standard size spaces, as long as the some complies with applicable laws, ordinances and regulations.

6. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

7. Unless otherwise instructed, every person using the parking area is required to park and Jock his own vehicle, lessor will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the parry using the parking area.

8. Validation, if established, will be permissible only by such method or methods as Lessor and/or its licensee may establish at rates generally applicable to visitor parking.

9. The maintenance, washing, waxing or cleaning of vehicles in the Common Areas is prohibited.

10. Lessee shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.

11. Lessor reserves the right to modify these rules and/or adopt such other reasonable and non-discriminatory rules and regulations as it may deem necessary for the proper operation of the parking area.

12. Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby.

13. Lessee acknowledges that Lessor will not enforce or police parking areas and likewise will not enforce any restrictions or exclusivity of parking spaces.